Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Multi-Asset Income - Preferred Stock Portfolio  (BR-INC-PS)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering Commencement:
12-05-2013

Security Type:
EQUITY/PFD

Issuer
Morgan Stanley

Selling Underwriter
Morgan Stanley & Co. LLC

Affiliated Underwriter(s)
[X] PNC
[ ] Other:

List of Underwriter(s)
Morgan Stanley & Co. LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., UBS Securities LLC, Wells Fargo Securities, LLC, ABN AMRO Securities (USA) LLC, Banca IMI S.p.A., Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BBVA Securities Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, Capital One Southcoast,
Inc., Credit Agricole Securities (USA) Inc., FTN Financial Securities Corp., KBC Securities USA, Inc., KeyBanc Capital Markets Inc.,
Lloyds Securities Inc., PNC Capital Markets LLC, RB International Markets (USA) LLC, RBC Capital Markets, LLC, RBS Securities Inc., Regions Securities LLC, Scotia Capital (USA) Inc., SG Americas Securities LLC, Skandinaviska Enskilda Banken AB (publ), TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., Halliday Financial, LLC, HSBC Securities (USA) Inc., Janney Montgomery
Scott LLC, Oppenheimer & Co. Inc., Robert W. Baird & Co. Incorporated, Stifel, Nicolaus & Company, Incorporated, Advisors Asset Management, Inc., Apto Partners, LLC, B. C. Ziegler and Company, Blaylock Robert Van, LLC, Boenning & Scattergood, Inc.,
C.L. King & Associates, Inc., Cabrera Capital Markets, LLC,
CastleOak Securities, L.P., City Securities Corporation, Comerica Securities, Inc., D.A. Davidson & Co., Davenport & Company LLC, Drexel Hamilton, LLC, J.J.B. Hilliard, W.L. Lyons, LLC, Kota Global Securities Inc., Lebenthal & Co., LLC, Loop Capital Markets LLC,
LPL Financial LLC, Maxim Group LLC, Mesirow Financial, Inc.,
Mischler Financial Group, Inc., Muriel Siebert & Co., Inc., Ross, Sinclaire & Associates, LLC, Samuel A. Ramirez & Company, Inc., Southwest Securities, Inc., StockCross Financial Services, Inc., Synovus Securities, Inc., The Williams Capital Group, L.P.,
Toussaint Capital Partners, LLC, Wedbush Securities Inc., William Blair & Company, L.L.C.


Transaction Details

Date of Purchase
12-05-2013

Purchase Price/Share
(per share / % of par)
$25.00

Total Commission,
Spread or Profit
3.150

1.	Aggregate Principal Amount Purchased (a+b)
660,000

a.   US Registered Funds
(Appendix attached with individual Fund/Client
purchase)
600,000

b.   Other BlackRock Clients
60,000

2.	Aggregate Principal Amount of Offering
34,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.019411


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X]   U.S. Registered Public Offering   [Issuer must have 3 years of
continuous operations]
[ ]   Eligible Rule 144A Offering   [Issuer must have 3 years of
continuous operations]
[ ]   Eligible Municipal Securities   [Issuer must have 3 years of
continuous operations]
[ ]   Eligible Foreign Offering   [Issuer must have 3 years of continuous
operations]
[ ]   Government Securities Offering

Timing and Price (check ONE or BOTH)
[X]   The securities were purchased before the end of the first day on which any sales were
made, at a price that was not more than the price paid by each other purchaser of
securities in that offering or in any concurrent offering of the securities; and
[ ]   If the securities are offered for subscription upon exercise of rights, the securities were
purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date: 12-11-2013

Global Syndicate Team Member



Approved by:
Steven DeLaura
Date: 12-11-2013

Global Syndicate Team Member